Exhibit 99.1

COTY INC. PROPOSES TO OFFER SENIOR NOTES

NEW YORK—October 2, 2025—Coty Inc. (NYSE: COTY) (“Coty”) today announced that it, together with its wholly-owned subsidiaries, HFC Prestige Products, Inc. and HFC Prestige International U.S. LLC (collectively, the “Co-Issuers” and, together with Coty, the “Issuers”), launched a private offering of senior notes (the “Notes”), subject to market and customary conditions. The principal amount, interest rate and other key terms of the Notes will be determined at the time of pricing.

For so long as the Notes maintain investment grade ratings from at least two of three ratings agencies, the Notes will be senior unsecured obligations of the Issuers and will not be guaranteed by any of Coty’s subsidiaries. If, and for so long as, the Notes no longer have investment grade ratings from at least two of three ratings agencies, the Notes will be fully and unconditionally guaranteed on a senior secured basis by each of Coty’s subsidiaries (other than the Co-Issuers) that guarantee, and will be secured by first-priority liens on the same collateral that secures, Coty’s obligations under its existing senior secured credit facilities and its existing senior secured notes.

The Issuers intend to use the proceeds from the offering, together with cash on hand, to redeem all of Coty’s outstanding 5.000% senior secured notes due 2026 (the “5.000% Senior Secured Notes”) and a portion of Coty’s outstanding 3.875% senior secured notes due 2026 (the “3.875% Senior Secured Notes”), in each case at par, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, including to pay fees and expenses related thereto. The Issuers will use cash on hand to pay the offering expenses payable by them in connection with the offering.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Additionally, this press release does not constitute a notice of redemption with respect to the 5.000% Senior Secured Notes or the 3.875% Senior Secured Notes.

About Coty Inc.

Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in over 120 countries and territories. Coty and its brands empower people to express themselves freely, creating their own visions of beauty; and we are committed to protecting the planet.

Cautionary Note Regarding Forward-looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coty’s current views with respect to, among other things, the offering of the Notes and the use of proceeds therefrom. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “temporary,” “target,” “aim,” “potential,” “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results (including Coty’s financial condition, results of operations, cash flows and prospects) to differ materially from such statements, including the Issuers’ ability to consummate the offering of the Notes on a timely basis and on terms commercially acceptable to Coty, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. All forward-looking statements made in this press release are qualified by these cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

For more information contact:

Investor Relations

Olga Levinzon +1 212 389-7733

olga_levinzon@cotyinc.com

Media

Antonia Werther +31 621 394495

antonia_werther@cotyinc.com